Exhibit 99.1

Saia Reports Record Second Quarter Results

JOHNS CREEK, GA – July 29, 2021 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported second quarter 2021 financial results.  Diluted earnings per share in the quarter were $2.34 compared to $1.07 in the second quarter of 2020.

Highlights from the second quarter operating results were as follows:

Second Quarter 2021 Compared to Second Quarter 2020 Results

•	Revenue was $571.3 million, a 36.6% increase
•	Operating income was $82.9 million, a 132.4% increase
•	Operating ratio of 85.5 compared to 91.5
•	LTL shipments per workday increased 15.3%
•	LTL tonnage per workday increased 23.1%
•	LTL revenue per hundredweight increased 10.5%
•	LTL revenue per shipment rose 17.9% to $277

“It is great to report record second quarter results only about a year removed from the onset of the COVID-19 pandemic,” stated Saia President and CEO, Fritz Holzgrefe.  “Our operating ratio of 85.5% in the quarter is the best OR  for any quarter in our history.  We had a very good quarter in terms of service and our cargo claims ratio of 0.54% is also a record,” added Holzgrefe.  “Shipper demand remains strong early in the third quarter and we continue to hire drivers and dockworkers across all areas of our service map,” said Holzgrefe.

“We were pleased to announce the opening of our Hagerstown, Maryland terminal in June and we expect to open additional terminals during the second half of the year.  We continue to maintain and operate one of the cleanest diesel fleets in the industry.  During the quarter, we commenced pilot programs using alternative fuel tractors by adding two all-electric tractors and five compressed natural gas (CNG) tractors,” concluded Holzgrefe.

Saia Executive Vice President and Chief Financial Officer, Douglas Col added, “Total shipments in  the second quarter were an all-time quarterly high and we are working hard to accommodate our customers’ needs in an environment where we are experiencing a very tight labor market.”  “With rising operational costs, we focused more than ever on the profitability of the added volumes and our 10.5% increase in yield pushed our revenue per shipment to a record $277, up nearly 18% over last year,” said Col.

Saia, Inc. Second Quarter 2021 Results

Financial Position and Capital Expenditures

Total debt was $61.0 million at June 30, 2021 and inclusive of the cash on-hand, net debt to total capital was 0.8%.  This compares to total debt of $160.8 million and net debt to total capital of 13.1% at June 30, 2020.

Net capital investments were $100.0 million in the first half of 2021.  This compares to $142.7 million in net capital investments during the first half of 2020.  In 2021, we anticipate net capital expenditures will be approximately $275 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 877-886-2341 or 334-777-6979 referencing conference ID #9556386. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at https://www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through August 26, 2021 at 1:00 p.m. Eastern Time. The replay will be available by dialing 888-203-1112.

Saia, Inc. (SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 171 terminals with service across 44 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, purchased transportation and fuel; (5) claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (6) cost and availability of insurance coverage, including the possibility the Company

Saia, Inc. Second Quarter 2021 Results

may be required to pay additional premiums, assume additional liability under its auto liability policy or be unable to obtain insurance coverage; (7) failure to successfully execute the strategy to expand our service geography; (8) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (9) failure to keep pace with technological developments; (10) labor relations, including the adverse impact should a portion of our workforce become unionized; (11) cost and availability of real property and revenue equipment; (12) capacity and highway infrastructure constraints; (13) risks arising from international business operations and relationships; (14) seasonal factors, harsh weather and disasters caused by climate change; (15) economic declines in the geographic regions or industries in which our customers operate; (16) the creditworthiness of our customers and their ability to pay for services; (17) our need for capital and uncertainty of the credit markets; (18) the possibility of defaults under our debt agreements (including violation of financial covenants); (19) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (20) dependence on key employees; (21) increased costs of healthcare benefits; (22) damage to our reputation from adverse publicity, including from the use of or impact from social media; (23) failure to make future acquisitions or to achieve acquisition synergies; (24) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (25) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (26) the effect of governmental regulations, including hours of service for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (27) unforeseen costs from new and existing data privacy laws; (28) changes in accounting and financial standards or practices; (29) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic, or any other health crisis or business disruptions that may arise from the COVID-19 pandemic in the future; (30) increasing investor and customer sensitivity to social and sustainability issues, including climate change; (31) anti-terrorism measures and terrorist events; (32)  provisions in our governing documents and Delaware law that may have anti-takeover effects; (33) issuances of equity that would dilute stock ownership; and (34) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

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Saia, Inc. Second Quarter 2021 Results

CONTACT:Saia, Inc.

Investor Relations

investors@saia.com

770.232.4088

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$52,860	$25,308
Accounts receivable, net	261,113	216,899
Prepaid expenses and other	39,908	29,489
Total current assets	353,881	271,696

PROPERTY AND EQUIPMENT:
Cost	1,983,923	1,901,244
Less: accumulated depreciation	826,983	765,217
Net property and equipment	1,156,940	1,136,027
OPERATING LEASE RIGHT-OF-USE ASSETS	105,965	113,715
OTHER ASSETS	30,609	27,336
Total assets	$1,647,395	$1,548,774

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$100,499	$89,381
Wages and employees' benefits	65,187	55,392
Other current liabilities	77,797	90,184
Current portion of long-term debt	21,648	20,588
Current portion of operating lease liability	19,764	20,209
Total current liabilities	284,895	275,754

OTHER LIABILITIES:
Long-term debt, less current portion	39,378	50,388
Operating lease liability, less current portion	88,208	95,321
Deferred income taxes	123,000	119,818
Claims, insurance and other	48,756	46,205
Total other liabilities	299,342	311,732

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	270,608	267,666
Deferred compensation trust	(3,781)	(2,944)
Retained earnings	796,305	696,540
Total stockholders' equity	1,063,158	961,288
Total liabilities and stockholders' equity	$1,647,395	$1,548,774

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2021 and 2020
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2021	2020	2021	2020
OPERATING REVENUE	$571,333	$418,114	$1,055,407	$864,510

OPERATING EXPENSES:
Salaries, wages and employees' benefits	268,786	224,277	513,223	462,922
Purchased transportation	62,481	26,406	107,512	56,465
Fuel, operating expenses and supplies	90,664	65,902	175,565	148,801
Operating taxes and licenses	14,559	13,743	28,897	28,139
Claims and insurance	17,328	18,293	28,808	28,714
Depreciation and amortization	34,659	33,664	70,031	66,254
Loss (gain) from property disposals, net	(69)	148	(268)	(1,242)
Total operating expenses	488,408	382,433	923,768	790,053

OPERATING INCOME	82,925	35,681	131,639	74,457

NONOPERATING EXPENSES (INCOME):
Interest expense	834	1,594	1,686	2,996
Other, net	(430)	(751)	(561)	(204)
Nonoperating expenses, net	404	843	1,125	2,792

INCOME BEFORE INCOME TAXES	82,521	34,838	130,514	71,665
Income tax expense	20,047	6,384	30,749	15,100
NET INCOME	$62,474	$28,454	$99,765	$56,565

Average common shares outstanding - basic	26,332	26,134	26,309	26,102
Average common shares outstanding - diluted	26,704	26,569	26,687	26,543

Basic earnings per share	$2.37	$1.09	$3.79	$2.17
Diluted earnings per share	$2.34	$1.07	$3.74	$2.13

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2021 and 2020
(Amounts in thousands)
(Unaudited)
	Six Months
	2021	2020
OPERATING ACTIVITIES:
Net cash provided by operating activities	$140,140	$148,233
Net cash provided by operating activities	140,140	148,233

INVESTING ACTIVITIES:
Acquisition of property and equipment	(100,202)	(148,865)
Proceeds from disposal of property and equipment	236	6,143
Net cash used in investing activities	(99,966)	(142,722)

FINANCING ACTIVITIES:
Borrowing (repayment) of revolving credit agreement, net	–	34,071
Proceeds from stock option exercises	3,678	2,591
Shares withheld for taxes	(6,350)	(3,479)
Other financing activity	(9,950)	(9,662)
Net cash (used in) provided by financing activities	(12,622)	23,521

NET INCREASE IN CASH AND CASH EQUIVALENTS	27,552	29,032
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	25,308	248
CASH AND CASH EQUIVALENTS, END OF PERIOD	$52,860	$29,280

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended June 30, 2021 and 2020
(Unaudited)

				Second Quarter
	Second Quarter		%	Amount/Workday		%
	2021	2020	Change	2021	2020	Change
Workdays				64	64
Operating ratio	85.5%	91.5%
LTL tonnage (1)	1,406	1,142	23.1	21.97	17.85	23.1
LTL shipments (1)	2,012	1,745	15.3	31.44	27.26	15.3
LTL revenue/cwt.	$19.84	$17.95	10.5
LTL revenue/cwt., excluding fuel surcharges	$16.92	$16.01	5.7
LTL revenue/shipment	$277.24	$235.08	17.9
LTL revenue/shipment, excluding fuel surcharges	$236.43	$209.66	12.8
LTL pounds/shipment	1,397	1,309	6.7
LTL length of haul (2)	911	876	4.0

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.